ARTICLES OF AMENDMENT
                      TO RESTATED ARTICLES OF INCORPORATION
                                 OF JOTAN, INC.



                  1.        The name of the corporation is Jotan, Inc.
                  2. Article IV of the Restated Articles of Incorporation of the Corporation is amended by adding at the end thereof a new Section 4.2 in the form attached as Exhibit A hereto and incorporated herein by reference.
                  3. These Articles of Amendment were duly adopted by the Board of Directors of the Corporation, without shareholder action, on May 14, 1996. Shareholder action was not required for the adoption of these Articles of Amendment.
         IN WITNESS WHEREOF, the undersigned President of Jotan, Inc. has executed these Articles of Amendment this 15th day of May 1996.


                                                     /s/ Shea E. Ralph
                                                     Shea E. Ralph
                                                     President of Jotan, Inc.

ATTEST:

/s/ David Freedman

David Freedman
Secretary of Jotan, Inc.


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                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT
                      OF RESTATED ARTICLES OF INCORPORATION
                                 OF JOTAN, INC.



         Section 4.2. Series A Convertible Preferred Stock. Pursuant to the authority set forth in Section 4.1 of these Restated Articles of Incorporation of Jotan, Inc., the Board of Directors of the Corporation has established a series of the authorized preferred stock of the Corporation, designated as Series A Convertible Preferred Stock, consisting of 5,000,000 shares, and having the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as follows:

                           1. Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section 4.2, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  "45-Day Average Price" shall mean the average of the closing prices of the Common Stock over a period of 45 consecutive days on the primary securities exchange or market on which the Common Stock is traded.

                  "Business Day" shall mean a day other than a Saturday, a Sunday or any other day on which banking institutions in Florida generally are not open for business.

                  "Event of Default" shall mean any of the following: (a) a consolidation, merger or share exchange of the Corporation with or into any other corporation or business entity in which the stockholders of the Corporation immediately prior to the transaction do not own at least fifty percent (50%) of the outstanding voting power of the surviving corporation or business entity immediately after such consolidation, merger or share exchange, or a sale by the Corporation of all or substantially all of its assets (other than to a corporation or other business entity in which the stockholders of the Corporation immediately prior to the transaction own at least fifty percent (50%) of the outstanding voting power of the purchasing corporation or business entity immediately after the sale), unless such consolidation, merger, share exchange or sale of assets is approved by the holders ("Holders") of a majority of the then outstanding Series A Convertible Preferred Stock; (b) failure by the Corporation to comply in all materials respects with its post-closing covenants as set forth in that certain


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


         Series A Convertible Preferred Stock Purchase Agreement dated May 16, 1996 (the "Stock Purchase Agreement") or the Investor Rights Agreement attached thereto as Exhibit D; (c) failure of the Corporation to achieve on a cumulative consolidated basis for the three- year period ending December 31, 1998, EBITDA (as defined in the Stock Purchase Agreement) equal to at least $3,000,000; provided, however, that for purposes of this clause (c), the three-year cumulative consolidated EBITDA target shall be adjusted downward from time to time by amounts necessary to reflect the negative effects of any adjustments or actions specifically approved in writing by a majority of the representatives of the Holders on the Corporation's Board of Directors; and (d) default under any Corporation credit facility that gives the creditor the right to accelerate the date of payment of the facility and which results in an actual acceleration of the payment of outstanding principal and accrued interest in an amount exceeding $1,000,000.

                  "Initial Issue Date" shall mean the date that shares of Series A Convertible Preferred Stock are first issued by the Corporation.

                  "Initial Purchase Price Per Share" shall mean $1.58.

                  "PIK Dividends" shall mean the "paid-in-kind" dividends as set forth in paragraph 2 of this Section 4.2.

                  "PIK Dividend Payment Date" shall mean the first day of each January in each year during the PIK Dividend Payment Period.

                  "PIK Dividend Payment Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the date all the outstanding Series A Convertible Preferred Stock is (a) converted into Common Stock or (b) redeemed and the redemption price is paid in full pursuant to paragraph 6 of this Section 4.2.

                  "PIK Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first PIK Dividend Payment Date and thereafter, each annual period, including any PIK Dividend Payment Date to, but not including, the next PIK Dividend Payment Date.

                  "PIK Record Date" shall mean the date that is fifteen (15) Business Day prior to any PIK Dividend Payment Date.

                  "Annual Per Share PIK Dividend Amount" shall mean a fraction of one share of Series A Convertible Preferred Stock equal to eight percent (8.0%) per annum of one share of the Series A Convertible Preferred Stock, pro rated for any partial year.

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


                  "Series A  Preferential  Amount"  shall mean,  with respect to each share of Series A Convertible Preferred Stock outstanding (including shares issued or accrued as PIK Dividends), the amount equal to the Initial Purchase Price Per Share (as adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock splits, stock dividends and the like) plus all declared but unpaid dividends thereon (excluding PIK Dividends), and no more.

                           2.       Dividends.

                                    (a)    Series A Convertible Preferred Stock.

                           (i) The record holders of the outstanding Series A Convertible Preferred Stock shall receive on each PIK Dividend Payment Date during the PIK Dividend Payment Period per share dividends in additional fully paid and nonassessable shares of Series A Convertible Preferred Stock legally available therefor (such dividend being herein called "PIK Dividends"). The PIK Dividends shall be paid by delivering to each record holder of Series A Convertible Preferred Stock a number of shares of Series A Convertible Preferred Stock (which number of shares shall be rounded to the nearest one-thousandth of a share) equal to the number of shares of Series A Convertible Preferred Stock held by such holder on the applicable PIK Record Date, multiplied by the Annual Per Share PIK Dividend Amount. Any additional shares of Series A Convertible Preferred Stock issued pursuant to this paragraph shall be governed by this Section 4.2 and shall be subject in all respects, except as to the date of issuance and date from which PIK Dividends accrue and cumulate as set forth in paragraph 2(a)(ii) of this Section 4.2, to the same terms as the shares of Series A Convertible Preferred Stock issued on the Initial Issue Date.

                           (ii) On the PIK Record Date immediately preceding each PIK Dividend Payment Date, the Board of Directors of the Corporation shall be deemed to have declared PIK Dividends on the Series A Convertible Preferred Stock in accordance with paragraph 2(a)(i) of this Section 4.2, payable on the next PIK Dividend Payment Date. PIK Dividends on shares of Series A Convertible Preferred Stock shall accrue at a rate per annum equal to eight percent (8.0%) of one share of Series A Convertible Preferred Stock, cumulated annually, and be cumulative from the date of issuance of such shares through the PIK Dividend Payment Period. PIK Dividends shall be payable in arrears during the PIK Dividend Payment Period on each PIK Dividend Payment Date, commencing on the first PIK Dividend Payment Date, and for shares issued as PIK Dividends, commencing on the first PIK Dividend Payment Date occurring after such shares are issued. If any PIK Dividend Payment Date occurs on a day that is not a Business Day, any

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


         accrued PIK Dividends otherwise payable on such PIK Dividend Payment Date shall be paid on the next succeeding Business Day. PIK Dividends shall be paid to holders of record of the Series A Convertible Preferred Stock on each PIK Dividend Payment Date as their names shall appear on the share register of the Corporation on the PIK Record Date immediately preceding such PIK Dividend Payment Date. PIK Dividends on PIK Dividends that are in arrears for any past PIK Dividend Periods shall accumulate as if the earlier PIK Dividends had been issued as provided above, and shall be accrued. Unpaid PIK Dividends may be paid at any time to holders of record on the PIK Record Date therefor.

                           (iii) So long as any  shares of Series A  Convertible
         Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Common Stock any dividends or distributions whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of Common Stock with respect to the outstanding Common Stock), nor shall any Common Stock be purchased, redeemed or otherwise acquired by the Corporation, nor shall any monies be paid or made available for a sinking fund for any purchase or redemption not permitted by the foregoing, unless and until there shall also have been declared and paid on each share of Series A Convertible Preferred Stock a corresponding amount, treating the Series A Convertible Preferred Stock as if converted to Common Stock for this purpose.

                           (b) Common Stock. Subject to compliance with paragraph 2(a) of this Section 4.2, the holders of the outstanding Common Stock shall be entitled, when and if declared by the Board of Directors of the Corporation, consistent with Florida law, to cash dividends and distributions out of any assets of the Corporation at the time legally available for that purpose. The right to dividends on any class of Common Stock shall not be cumulative.

                           3.       Liquidation Preference.

                           (a) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, the Series A Preferential Amount. If upon the occurrence of such event, the assets and funds to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Preferential Amount, then the entire remaining assets and funds of the

         Corporation legally available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock based upon the number of shares of Series A Convertible Preferred Stock then held by them. Upon any liquidation, dissolution or winding up of the Corporation and after the holders of the Series A Convertible Preferred Stock shall have been paid the full Series A Preferential Amount, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock.
                           (b) Consolidation, Merger. A consolidation, merger or share exchange of the Corporation with or into any other corporation or other business entity in which the stockholders of the Corporation immediately prior to the transaction do not own at least fifty percent (50%) of the outstanding voting power of the surviving corporation or other business entity immediately after such consolidation, merger or share exchange, or a sale by the Corporation of all or substantially all of its assets (other than to a corporation or other business entity in which the stockholders of the Corporation immediately prior to the transaction own at least fifty percent (50%) of the outstanding voting power of the purchasing corporation or other business entity immediately after the sale), shall, upon the receipt of written election by the Holders of at least two thirds (2/3) of the outstanding shares of Series A Convertible Preferred Stock, be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph 3 of this Section 4.2.

                           (c) Valuation of Securities. Any securities to be delivered upon liquidation, dissolution or winding up pursuant to this paragraph 3 of this Section 4.2 shall be valued as follows:

                           (i) securities not subject to investment letter or other similar restrictions on free marketability covered by paragraph 3(c)(ii) of this Section 4.2

                           (A) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three business days prior to the date of the Notice, as defined in paragraph 3(d) of this Section 4.2,

                           (B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three business days prior to the date of the Notice, and

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

                           (C) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board of Directors in good faith; and

                           (ii) the method of valuation of securities subject to investment letter or other restrictions on free marketability other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate of the issuer or other participant in a transaction subject to Rule 145 promulgated under the Securities Exchange Act of 1934, as amended, shall be to make an appropriate discount from the market value determined as provided in clauses (A),
         (B) or (C) of paragraph 3(c)(i) of this Section 4.2, to reflect the adjusted fair market value thereof, as reasonably determined by the Board of Directors in good faith.

                           (d) Notice. Written notice (the "Notice") of any such liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph that states the proposed effective date of any such transaction and the date on which Conversion Rights (as defined in paragraph 5) terminate as to such shares (which date shall be not more than five days in advance of the effective date of such transaction), shall be given by first class mail, postage prepaid, or by telecopy or facsimile, not less than 30 days prior to the effective date stated therein to the then holders of record of Series A Convertible Preferred Stock, such Notice to be addressed to each such holder at its address as shown on the records of the Corporation. Such Notice shall be deemed given upon confirmed transmission by facsimile or telecopy or five days after deposit in the United States mail, postage prepaid, and addressed as set forth above.

                           4.       Voting Rights.

                           (a) Series A Convertible Preferred Stock. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Convertible Preferred Stock held by each holder could be converted) shall be

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


         rounded to the nearest whole number (with one-half being rounded upward).

                           (b) Common Stock. Except as otherwise required by law or as hereinafter provided, the Common Stock shall have one vote per share.

                           (c) Election of Directors in Case of Default. So long as at least 316,456 shares of Series A Convertible Preferred Stock remain outstanding (as adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock splits, stock dividends [other than PIK Dividends] and the like), upon the occurrence of any Event of Default, and the failure of the Company to cure such Event of Default within thirty (30) days after written notice of such Event of Default by the Holders of at least a majority of the outstanding Series A Convertible Preferred Stock, the Holders notifying the Company of such default shall have the right to call a special meeting of the stockholders of the Company, and the Holders shall have the right, voting together as a single class, to designate and elect such number of nominees to serve as directors as constitutes a majority of the Board of Directors.

                 5.  Conversion.  The holders of Series A Convertible  Preferred
         Stock  shall  have  conversion   rights  as  follows  (the  "Conversion
         Rights").

                           (a) Right to Convert. Each share of Series A Convertible Preferred Stock (including those issued pursuant to PIK Dividends) shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (but prior to (i) the date(s) that Conversion Rights terminate as set forth in the Notice issued pursuant to paragraph 3(d) of this Section 4.2, if any, and (ii) the redemption of such share by the Corporation pursuant to paragraph 6 of this Section 4.2), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Initial Purchase Price Per Share, plus all declared but unpaid dividends on each such share other than PIK Dividends, by the Series A Conversion Price (as defined below), determined as hereinafter provided, in effect on the date the share is surrendered for conversion. The initial conversion price per share for the Series A Convertible Preferred Stock (the "Series A Conversion Price") shall be $0.79. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

                           (b) Automatic Conversion. Each share of Series A Convertible Preferred Stock shall automatically be converted, at the then

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


         applicable conversion rate, into shares of Common Stock immediately upon the vote or written consent thereto of the holders of at least a majority of the then-outstanding shares of Series A Convertible Preferred Stock.

                           (c) Mechanics of Voluntary Conversion. Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (d) Adjustments for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Initial Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, stock dividend, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, in each case without a corresponding adjustment to the Series A Convertible Preferred Stock, then the Series A Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

                           (e) Adjustments to Conversion Price for Diluting Issues.

                           (i)  Special   Definitions.   For  purposes  of  this
         paragraph 5(e) of this Section 4.2, the following definitions apply:

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

                           (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, as hereinafter defined.

                           (B) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to paragraph 5(e)(iii) of this Section 4.2, deemed to have been issued) by the Corporation after the Initial Issue Date, other than shares of Common Stock issued or issuable:

                              (1)  upon   conversion   of  shares  of  Series  A
         Convertible Preferred Stock;

                              (2) by way of dividend or other distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1) or this clause (2); or

                              (3) by way of any other issues consented to by the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock.

                           (ii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue.

                           (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Initial Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5(e)(v) of this Section 4.2) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be. In any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (A) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Convertible Preferred Stock);

                           (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if

                           (1) in the case of Convertible Securities or Options, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that actually were converted or exchanged, plus the additional

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


         consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                           (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph 5(e)(v) of this Section 4.2) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (D) no readjustment pursuant to clauses (B) or (C) above shall have the effect of increasing the Series A Conversion Price to an amount that exceeds the lower of (1) such Series A Conversion Price on the original adjustment date, or (2) such Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                           (E) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                           (F) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price that became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

                           (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5(e)(iii) of this Section 4.2) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced concurrently with such issue to a price (calculated to the nearest cent) determined by the following formula:

                                      N + C
                                CP' = CP * N + AS

                  where:

                           CP'      =       the Conversion Price as so adjusted;

                           CP       =       the former Conversion Price;

                           N        =       the  number  of  shares  of Common
                                            Stock outstanding  immediately prior
                                            to   such    issuance   (or   deemed
                                            issuance)   assuming   exercise   or
                                            conversion   of   all    outstanding
                                            securities    exercisable   for   or
                                            convertible into Common Stock;

                           C        =       the  number  of  shares  of Common
                                            Stock     that     the     aggregate
                                            consideration  received or deemed to
                                            be received by the  Corporation  for
                                            the  total   number  of   additional
                                            securities so issued or deemed to be
                                            issued   would   purchase   if   the
                                            purchase  price per share were equal
                                            to  the  then  existing   Conversion
                                            Price;

                           AS       =       the number of shares of Common Stock
                                            so issued or deemed to be issued.

         Notwithstanding the foregoing, the Series A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

                           (v) Determination of Consideration. For purposes of this paragraph 5(e) of this Section 4.2, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) Cash and Property. Such consideration shall

                           (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation

         (before commissions or expenses) excluding amounts paid or payable for accrued interest or accrued dividends,

                           (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as reasonably determined in good faith by the Board of Directors, and

                           (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors; and

                           (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 5(e)(iii) of this Section 4.2 relating to Options and Convertible Securities shall be determined by dividing

                           (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                           (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (f) Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries, other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of Series A

         Convertible Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation that they would have received had their stock been converted into Common Stock immediately prior to such event.

                           (g) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Convertible Preferred Stock against impairment.

                           (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this paragraph 5 of this Section 4.2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of Series A Convertible Preferred Stock.

                           (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Convertible Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                           (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation's Articles of Incorporation.

                           Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock, as applicable, issuable upon conversion of the Series A Convertible Preferred Stock or that would cause the effective purchase price for the Series A Convertible Preferred Stock to be less than the par value of the shares of Series A Convertible Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Series A Conversion Price or effective purchase price, as the case may be.

                           (l) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                           (m) Notices. Any notice required by the provisions of this paragraph 5 of this Section 4.2 to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given upon confirmed transmission by facsimile or telecopy or five days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation. Notwithstanding the foregoing, if a shareholder to whom notice is to be given has an address of record that is outside of the United States, then any notice to such shareholder hereunder shall be deemed given upon confirmed transmission by facsimile or telecopy or ten days after deposit in the United States mail, postage prepaid, and addressed to such holder at its address appearing on the books of the Corporation.

                           (n) Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another entity or entities or the conveyance of all or substantially all of the assets of the Corporation, each share of Series A Convertible Preferred Stock (other than shares of Series A Convertible Preferred Stock for which the holder thereof has elected to receive the Series A Preferential Amount pursuant to paragraph 3 above) shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as reasonably determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of such Series A Convertible Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Series A Convertible Preferred Stock.

                           6. Redemption. The Corporation, at its sole option, may redeem all, but not less than all, of the then-outstanding shares of the Series A Convertible Preferred Stock (including those issued pursuant to PIK Dividends), upon 60 days' advance written notice to the holders of the Series A Convertible Preferred Stock at a price per share equal to the Series A Preferential Amount, after any time when
         (a) the 45-Day Average Price reflects a 25% premium over the initial Series A Conversion Price (as adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock dividends [other than PIK Dividends], stock splits and the like) and (b) a credible financial advisor either underwrites the redemption of the Series A Convertible Preferred Stock or opines that such redemption and/or voluntary conversion of the Series A Convertible Preferred Stock prior thereto pursuant to paragraph 5(a) of this
         Section 4.2 and the sale of all the Common Stock issued upon such conversion in a commercially reasonable manner would not significantly impact the market price of the Common Stock. On or prior to the date of redemption, the Corporation may deposit in trust with a bank or trust company, for the account of the holders of the shares of Series A Convertible Preferred Stock to be redeemed, an amount of funds sufficient for such redemption. If (i) the redemption notice has been duly given and (ii) funds necessary for such redemption have been (1) deposited in trust in accordance with the foregoing sentence or (2) paid to the Holders by the Corporation, then all shares of Series A Convertible Preferred Stock with respect to which such deposit or payment has been made shall forthwith, whether or not the redemption date shall have occurred or the certificates evidencing such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, provided, however, that in the event the redemption funds were deposited with a bank or trust company, each holder of shares of Series A Convertible Preferred Stock to be redeemed shall be entitled (I) to convert, on or prior to the redemption date, such shares of Series A Convertible Preferred Stock into shares of Common Stock in accordance with the terms of these Articles of Incorporation or (II) to receive, from the funds so deposited in trust, the redemption funds (without interest) in respect of such Series A Convertible Preferred Stock. Any interest in respect of funds deposited by the Corporation with a bank or trust company shall be paid to the Corporation.

                           7. Protective Provisions. Except as otherwise required by law, so long as at least 316,456 shares of the Series A Convertible Preferred Stock remain outstanding (as adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock splits, stock dividends [other than PIK Dividends] and the like), the Corporation shall not, without the vote or written consent by the holders of at least a majority of the outstanding shares of Series A Convertible Preferred
         Stock:

                           (a) take any action that materially and adversely alters or changes the rights, preferences or privileges of the Series A Convertible Preferred Stock;

                           (b) increase or decrease the total number of authorized shares of Preferred Stock of the Corporation or the total number of such shares of Preferred Stock designated as Series A Convertible Preferred Stock;

                           (c) enter into any transaction or series of transactions (i) resulting in a merger, consolidation or share exchange of the Corporation with or into any other corporation or other business entity after which the stockholders of the Corporation immediately prior to the transaction would own less than fifty percent (50%) of the voting power of the surviving corporation or other business entity, or
         (ii) in which all or substantially all of the assets of the Corporation are sold, transferred or otherwise disposed of (other than to a corporation or other business entity in which the stockholders of the Corporation immediately prior to the transaction would own at least fifty percent (50%) of the voting power of the purchasing corporation or other business entity after the sale);

                           (d) authorize any dividend or other distribution to shareholders at a time when the Corporation's retained earnings do not reflect an increase, from the Initial Issue Date, of at least the Series A Preferential Amount, excluding any increase attributable to acquisitions in which shares of the Corporation's capital stock were issued;

                           (e) create or authorize any class or series of equity securities having a preference over or being on a parity with the Series A Convertible Preferred Stock with respect to redemption, voting, dividends or liquidation preference;

                           (f) except for the sale of, or the grant of options with respect to, up to 740,000 shares of the Corporation's Common Stock to officers, directors or employees of or consultants to the Corporation, authorize the issuance of the Corporation's equity securities at a price per share of less than (i) the initial Series A Conversion Price, determined, to the extent applicable, on an as fully converted into Common Stock basis (taking into consideration payments made upon sale of the security as well as any payments due upon its exercise or conversion, if applicable and any appropriate adjustments for any combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock splits, stock dividends [other than PIK Dividends] and the like) or (ii) the fair market value of such equity securities as of the date of the sale or grant, as determined in good faith by the Board of Directors (taking into consideration the terms of such sale or grant, the amount of securities involved in the transaction, the liquidity of the investment, and such other factors as the Board of Directors deems in good faith to be appropriate); or

                           (g) in any manner, whether by amendment hereof or of its Bylaws, merger, reorganization, recapitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the Preferred Stock.